Exhibit 10.8
EXECUTION COPY
ENCORE WIRE CORPORATION
ENCORE WIRE LIMITED
WAIVER
TO MASTER NOTE PURCHASE AGREEMENT
$45,000,000
5.27% Senior Notes, Series 2004-A
Due August 27, 2011
Dated as of June 29, 2007
To the Holders of the Senior Notes
     Named in the Attached Schedule I
Ladies and Gentlemen:
     Reference is made to the Note Purchase Agreement dated as of August 1, 2004 (the “Note Agreement”) among Encore Wire Limited, a Texas limited partnership (the “Company”), Encore Wire Corporation, a Delaware corporation (the “Parent”), and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $45,000,000 aggregate principal amount of its 5.27% Senior Notes, Series 2004-A, due August 27, 2011 (the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.
     The Company and the Parent have requested waivers of Sections 9.5 and 10.5 of the Note Agreement in connection with the merger of the Company into EWC GP Corp., a Delaware corporation and a Restricted Subsidiary (“GP Corp.”), and the subsequent merger of GP Corp. into the Parent (surviving entity). In connection with this transaction EWC LP Corp., a Delaware corporation and a Restricted Subsidiary, is also merging into GP Corp. prior to the merger of GP Corp. into the Parent. The Company and the Parent have made a similar request of the banks in respect of the Credit Agreement. The Holders are willing to grant the waiver under such section of the Note Agreement on the terms and conditions set forth herein.
     In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parent, the Company and the Holders agree as follows:

1. WAIVER
     The Holders hereby waive any Default or Event of Default under Sections 9.5 and 10.5 of the Note Agreement resulting from the merger of the Company into GP Corp. and the subsequent merger of GP Corp. into the Parent (surviving entity). This waiver is limited to its terms, is conditioned upon an identical waiver by the banks under the Credit Agreement, and shall not constitute a waiver of any other term, condition, representation or covenant under the Note Agreement or any of the other agreements, documents or instruments executed and delivered in connection therewith.
2. ISSUANCE OF NEW NOTES
     The Holders shall receive new Notes executed and delivered by the Parent, as successor in interest to the Company, after surrender by the Holders of their respective Notes that are currently issued in the name of the Company.
3. REAFFIRMATION; REPRESENTATIONS AND WARRANTIES
     3.1. Reaffirmation of Note Agreement. The Parent reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the waivers of Sections 9.5 and 10.5 effected by this Waiver.
     3.2. Note Agreement. The Parent and the Company represent and warrant that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such other matters as have been previously disclosed in writing by the Parent and the Company (including in financial statements and notes thereto) to the Holders and (c) for other changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     3.3. No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.
     3.4. Authorization.
     3.4.1. Parent. The execution, delivery and performance by the Parent and the Company of this Waiver have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Waiver each constitute the legal, valid and binding obligations of the Parent and the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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     3.4.2. Subsidiary Guarantor. The execution, delivery and performance by the Subsidiary Guarantor of the Reaffirmation of Subsidiary Guaranty have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Subsidiary Guaranty constitutes the legal, valid and binding obligations of such Subsidiary Guarantor, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4. EFFECTIVE DATE
     This Waiver shall become effective as of June 29, 2007 upon the satisfaction of the following conditions:
     4.1. Consent of Holders to Waiver. Execution by the Required Holders and receipt by the Holders of a counterpart of this Waiver duly executed by the Parent and the Company.
     4.2. Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor shall have executed and delivered to the Holders a Reaffirmation of Subsidiary Guaranty in the form of Exhibit A hereto.
     4.3. Amendment to Credit Agreement. The Holders shall have received a copy of an executed Third Amendment to Credit Agreement dated as of June 29, 2007, in form and substance satisfactory to the Holders.
     4.4. Legal Opinion. No later than July 10, 2007, the Holders shall have received an opinion of the Parent’s counsel, in form and substance satisfactory to the Holders and its counsel. Failure of the Holders to receive such an opinion by such date shall be an Event of Default under the Note Agreement.
     4.5. Fees of Special Counsel. The Parent shall have paid all fees and expenses of special counsel to the Holders.
5. MISCELLANEOUS
     5.1. Ratification. Except as modified hereby, the Note Agreement, including the representations and warranties contained therein, shall remain in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof.
     5.2. Binding Effect. This Waiver shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.
     5.3. Governing Law. This Waiver shall be governed by and construed in accordance with Illinois law.

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     5.4. Counterparts. This Waiver may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

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     IN WITNESS WHEREOF, the Parent, the Company and the Holders have caused this Waiver to be executed and delivered by their respective officer or officers thereunto duly authorized.

ENCORE WIRE CORPORATION
By:	/s/ Daniel L. Jones
	Name:	Daniel L. Jones
	Title:	President and Chief Executive Officer

ENCORE WIRE LIMITED By its General Partner, EWC GP CORP.
By:	/s/ Frank J. Bilban
	Name:	Frank J. Bilban
	Title:	Vice President— Finance, Treasurer and Secretary

The foregoing is agreed
to as of the date thereof.

HARTFORD LIFE INSURANCE COMPANY
By:	Hartford Investment Management Company (successor by merger of Hartford Investment Services, Inc.)
Its Agent and Attorney-in-Fact

By:	/s/ Daniel C. Leinlbach
	Name:	Daniel C. Leinlbach
	Title:	Senior Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Ass’t. Vice President, Investments

By:	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Vice President, Investments

LONDON LIFE INSURANCE COMPANY
By:	/s/ B.R. Allison
	Name:	B.R. Allison
	Title:	Authorized Signatory

By:	/s/ D.B.E. Ayers
	Name:	D.B.E. Ayers
	Title:	Authorized Signatory

LONDON LIFE AND GENERAL REINSURANCE COMPANY LIMITED
By:	Orchard Capital Management, LLC as Investment Advisor

By:	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Authorized Signatory

By:	/s/ Cathe Tocher
	Name:	Cathe Tocher
	Title:	Authorized Signatory

SCHEDULE I

Principal Amount
Holder	of Senior Notes
Hartford Life Insurance Company	$25,000,000
Great-West Life & Annuity Insurance Company	10,000,000
London Life Insurance Company	7,000,000
London Life and General Reinsurance Company Limited	3,000,000

Schedule I

EXHIBIT A
REAFFIRMATION OF SUBSIDIARY GUARANTY
     Reference is made to the Note Purchase Agreement dated as of August 1, 2004 (the “Note Agreement”) among Encore Wire Limited, a Texas limited partnership (the “Company”), Encore Wire Corporation, a Delaware corporation, and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $45,000,000 aggregate principal amount of its 5.27% Senior Notes, Series 2004-A, due September 30, 2011 (the “Notes”). In connection with the Note Agreement, the undersigned executed and delivered a Subsidiary Guaranty dated as of August 1, 2004 in favor of the holders from time to time of the Notes.
     The undersigned acknowledges receipt of the Waiver, consents to such Waiver and each of the transactions contemplated thereby, and hereby reaffirms its obligations under the Subsidiary Guaranty.
Dated as of June 29, 2007

EWC AVIATION Corp.
By:	/s/ Frank J. Bilban
	Name:	Frank J. Bilban
	Title:	Vice President & Chief Financial Officer

Exhibit A